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                                                                  EXHIBIT (d)(2)

                               VOTING AGREEMENT

     AGREEMENT dated as of July 25, 2000 between PPLC Acquisition Corp., a Delaware corporation ("Buyer"), and the stockholders (the "Stockholders"), listed on the signature pages hereof.

     WHEREAS, in order to induce Buyer to enter into an agreement and plan of merger (as amended from time to time, the "Merger Agreement") with Chemfab Corporation, a Delaware corporation (the "Company"), Buyer has requested the Stockholders, and the Stockholders have agreed, to enter into this Voting Agreement (the "Agreement").

     WHEREAS, as of the date hereof, each Stockholder is the holder of the shares of capital stock of the Company (the "Stockholder's Shares") listed opposite its name on the signature pages hereof.

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1
                       Voting Agreement; Grant of Proxy

     Section 1.01. Voting Agreement. During the term of this Agreement, (a) each Stockholder hereby irrevocably and unconditionally agrees to vote or cause to be voted all Stockholder Shares that such Stockholder is entitled to vote at the time of any stockholder vote where such matters arise (i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby (collectively, the "Transactions"), (ii against any proposal or transaction which would be reasonably likely to prevent or delay the consummation of the Transactions and (ii against any (A) Alternative Transaction, (B) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Transactions or (C) other matter relating to, or in connection with, any of the matters referred to in clause (A) and (B) above. Nothing in this Article 1 shall limit or restrict a Stockholder's ability to act or vote in such Stockholder's capacity as an officer or director of the Company in any manner such Stockholder so chooses.

     (b) If any stockholder vote in respect of the Merger Agreement or any of the transactions contemplated by the Merger Agreement is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with any stockholder vote shall apply mutatis mutandis to such action by written consent.
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     Section 1.02. Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder Shares. By entering into this Agreement, each Stockholder hereby grants an irrevocable proxy, appointing Buyer as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon any of the matters referred to in Section above, as Buyer or its proxy or substitute shall, in Buyer's sole discretion, deem proper with respect to the Stockholder Shares. The proxy granted by each Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Buyer's entering into the Merger Agreement and to secure the Stockholder's performance of his agreement and duty to vote or cause to be voted (including by written consent) all of such Stockholder Shares in favor of the Merger as set forth in Section 101(a) and (b) hereof and such irrevocable proxy shall remain in effect until the Termination Date, notwithstanding the death or incapacity of any such Stockholder; provided that such proxy shall be revoked on the Termination Date.

     Section 1.03. Agreement to Tender. Provided that the Offer is conducted in accordance with the terms of the Merger Agreement, each Stockholder hereby agrees to tender, upon the request of Buyer (and agrees that it will not withdraw such tender so long as the Offer has not been terminated or lapsed in accordance with its terms), pursuant to and in accordance with the terms of the Offer, the Stockholder Shares. Provided that the Offer is conducted in accordance with the terms of the Merger Agreement, within ten business days after the commencement of the Offer, Stockholder shall deliver to the depositary designated in the Offer (i) a letter of transmittal with respect to the Stockholder Shares complying with the terms of the Offer, (ii) certificates representing of the Stockholder Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer.


                                   ARTICLE 2
              Representations and Warranties of the Stockholders

     Each of the Stockholders represents and warrants to Buyer as to itself that:

     Section 2.01. Valid Title. Such Stockholder is the record and beneficial owner of the Stockholder Shares held by such Stockholder on the date hereof with no restrictions on such Stockholder's voting rights or rights of disposition pertaining thereto. None of the Stockholder Shares is subject to any voting trust

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or other agreement or arrangement with respect to the voting of such Stockholder
Shares (other than this Agreement).

     Section 2.02. Binding Effect. This Agreement is the valid and binding Agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     Section 2.03. Total Shares. The number of Stockholder Shares set forth on the signature page hereto opposite the name of such Stockholder are the only Stockholder Shares, or rights or options to acquire Stockholder Shares, owned by such Stockholder.


                                   ARTICLE 3
                    Representations and Warranties of Buyer

     Buyer represents and warrants to each of the Stockholders:

     Section 3.01. Corporate Power and Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the board of directors of Buyer and no other corporate action on the part of Buyer is necessary to authorize the execution, delivery or performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding Agreement of Buyer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.


                                   ARTICLE 4
                         Covenants of the Stockholders

     Each of the Stockholders hereby covenants and agrees that:

     Section 4.01. No Proxies for or Encumbrances on Stockholder Shares. Except pursuant to the terms of this Agreement, prior to the Termination Date, such Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or

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arrangement with respect to the voting of any Stockholder Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Stockholder Shares during the term of this Agreement; provided, that Stockholder may transfer any of its Stockholder Shares to any other person or entity who is on the date hereof, or to any family member of a person or to any charitable institution which prior to the Company Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of "Stockholder" hereunder. Except as permitted in the preceding proviso, such Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and agrees to notify Buyer promptly and to provide all details requested by Buyer if such Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

     Section 4.02. Other Offers. Such Stockholder shall not directly or indirectly take any action to solicit, initiate or endorse any Alternative Transaction or engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any Person that may be considering making, or has made, an Alternative Transaction. Such Stockholder will promptly notify Buyer after receipt of an Alternative Transaction or any indication that any Person is considering making an Alternative Transaction or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by an Person that may be considering making, or has made, an Alternative Transaction and will keep Buyer fully informed of the status and details of any such Alternative Transaction, indication or request.

     Section 4.03. Appraisal Rights. Such Stockholder agrees not to exercise any rights (including, without limitation, under 262 of the Delaware General Corporation Law) to demand appraisal of any Stockholder Shares which may arise with respect to the Merger.

     Section 4.04. Further Action. Such Stockholder intends this proxy to be irrevocable and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy, including, without limitation, filing written notice of this irrevocable proxy with the secretary of the Company or permitting Buyer, as his attorney-in-fact, to file a copy of this Agreement with the secretary of the Company.

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     Section 4.05. Legend. At the request of Buyer, such Stockholder agrees to stamp, print or type on the face of his certificates evidencing the Stockholder Shares the following legend:

     "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A VOTING AGREEMENT DATED AS OF . DAY OF . BY AND BETWEEN PPLC ACQUISITION CORP. AND THE RECORD OWNER HEREOF, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF PPLC ACQUISITION CORP.."


                                   ARTICLE 5
                                 Miscellaneous

     Section 5.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the [party incurring such cost or expense].

     Section 5.02. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings, responses to requests for additional information related to such filings, and submission of information requested by governmental authorities, and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

     Section 5.03. Specific Performance. The parties hereto agree that Buyer would be irreparably damaged if for any reason a Stockholder failed to perform any of his obligations under this Agreement, and that Buyer would not have an adequate remedy at law for money damages in such event. Accordingly, Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder. This provision is without prejudice to any other rights that Buyer may have against any Stockholder for any failure to perform his obligations under this Agreement.

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     Section 5.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

     Section 5.05. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     Section 5.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as provided in Section 401 hereof, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided further that Buyer may assign its rights and obligations to any affiliate of Buyer without any such consent.

     Section 5.07. Governing Law. This Agreement shall construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     Section 5.08. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 5.09. Defined Terms. Capitalized terms used but not defined in this Agreement are used as defined in the Merger Agreement.

     Section 5.10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate (the "Termination Date") upon the earlier of (a) termination of the Merger Agreement in accordance with its terms or (b) upon consummation of the Merger.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                           PPLC ACQUISTION CORP.

                                           By: /s/ Robert C. Ayotte
                                               --------------------------------
                                               Name: Robert C. Ayotte
                                               Title: Chairman & Chief Executive
Stockholders                                          Officer
------------

Shares Owned                               PAUL AND MARCIA COOK
------------                                 LIVING TRUST
247,590

                                           By: /s/ Paul Cook
                                               --------------------------------
                                               Name: Paul Cook
                                               Title: Co-Trustee

                                           By: /s/ Marcia Cook
                                               --------------------------------
                                               Name: Marcia Cook
                                               Title: Co-Trustee

Shares Owned                               PAUL COOK
------------
54,000 options
                                           Signed: /s/ Paul Cook
                                                   ----------------------------

Shares Owned                               WARREN COOK
------------
143,627
54,000 options                             Signed: /s/ Warren Cook
                                                   ----------------------------

Shares Owned                               MICHAEL CUSHMAN
------------
509
43,475 options                             Signed: /s/ Michael Cushman
                                                   ----------------------------

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Shares Owned                                 TRUST FOR THE BENEFIT OF
------------                                   ROBERT McGILL
7,000
                                             By: /s/ Robert McGill
                                                -------------------------------
                                                Name:  Robert McGill
                                                Title: Trustee


Shares Owned                                 ROBERT McGILL III
------------
39,000 options                               Signed: /s/ Robert McGill III
                                                    ---------------------------

Shares Owned                                 JAMES McGRATH
------------
14,000                                       Signed: /s/ James McGrath
24,000 options                                      ---------------------------

Shares Owned                                 TRUST FOR THE BENEFIT OF
------------                                 [THE MONTOPOLI CHILDREN]
4,500
                                             By: /s/ Duane C. Muntopoli
                                                -------------------------------
                                                 Name:  Duane C. Montopoli
                                                 Title: Trustee


Shares Owned                                 DUANE MONTOPOLI
------------
58,000                                       Signed: /s/ Duane C. Montopoli
124,500 options                                     ---------------------------

Shares Owned                                 MOOSA E. MOOSA
------------
12,000
72,000 options                               Signed: /s/ Moosa E. Moosa
                                                    ---------------------------

Shares Owned                                 NICHOLAS PAPPAS
------------
10,000
74,000 options                               Signed: /s/ Nicholas Pappas
                                                    ---------------------------

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Shares Owned                                 THOMAS C. PLATT III
------------
   1,480
57,000 options                               Signed: /s/ Thomas C. Platt III
                                                    ----------------------------

Shares Owned                                 CHARLES TILGNER III
------------
   2,782
35,050 options                               Signed: /s/ Charles Tilgner III
                                                    ----------------------------

Shares Owned                                 JOHN VERBICKY
------------
    2,500
212,000 options                              Signed: /s/ John Verbicky
                                                    ----------------------------